Exhibit 10.6

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

BROADCAST INTERNATIONAL, INC.

PLACEMENT AGENT COMMON STOCK PURCHASE WARRANT

_____ ___, 2012

This COMMON STOCK PURCHASE WARRANT certifies that _____________________, having an address at___________________________________________, or permitted assignees is the registered holder (the “Holder”) of this Common Stock Purchase Warrant (the “Warrant”) to purchase shares of the common stock, par value $0.05 per share (the “Common Stock”), of Broadcast International, Inc., a Utah corporation (the “Company”).  This Warrant has been issued to the Holder in connection with the private placement of securities offered pursuant to those certain Securities Purchase Agreements, dated on or about _______ ___, 2012 (the “Securities Purchase Agreement”).

FOR VALUE RECEIVED, the Company hereby certifies that the Holder is entitled to purchase from the Company ____________________ [the number of warrant shares under this warrant to be the number of shares sold to the investors plus the number of shares underlying the investor warrants] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at a purchase price per share set forth in Section 3 below, and otherwise subject to the terms, conditions and adjustments set forth below in this Warrant.  The Holder is the person or entity in whose name this Warrant is registered on the records of the Company regarding registration and transfers of this Warrant (the “Warrant Register”) and is the owner and holder thereof for all purposes, except as described in Section 9 hereof.

1.           Exercise of Warrant.  This Warrant will be exercisable at any time, in the sole discretion of the Holder, commencing on the date hereof (the “Commencement Date”).

2.           Expiration of Warrant.  This Warrant shall expire on  ___, 2018, 5:00 p.m., Mountain Standard time (the “Expiration Date”).

3.           Warrant Price.  At any time through the Expiration Date, all or any portion of this Warrant may be exercised for Warrant Shares, in the Holder’s sole discretion, at a price (the “Warrant Price”) equal to $0._______ per share [the price to be equivalent to the price per share paid by the investors in the offering].

4.           Exercise of Warrant.  This Warrant shall be exercisable as follows:

4.1           Manner of Exercise.  This Warrant may be exercised into shares of Common Stock by the Holder hereof, in accordance with the terms and conditions hereof, in whole or in part with respect to any portion of this Warrant and in the discretion of the Holder, during the period beginning on the Commencement Date and ending on the Expiration Date.  Any exercise shall be undertaken during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”) on or prior to the Expiration Date with respect to such portion of this Warrant, by surrender of this Warrant to the Company at its office maintained pursuant to Section 9.2(a) hereof, accompanied by an exercise notice in substantially the form attached to this Warrant as Exhibit A duly executed by or on behalf of the Holder together with the payment of the Warrant Price in cash by bank check or wire transfer of immediately available funds.

4.2           When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 4.1 hereof (“Exercise Date”), and, at such time, the corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

4.3           Delivery of Stock Certificates.  As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 9 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)           a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Common Stock shall be rounded up to the nearest whole share; or

(b)           in case exercise is in part only, a new Warrant of like tenor, dated the date hereof and stating on the face thereof for the number of shares of Common Stock equal to the number of shares called for on the face of this Warrant minus the number of shares designated by the Holder upon exercise as provided in Section 4.1 hereof (without giving effect to any adjustment thereof).

The Company shall, upon request of the Holder use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  If by the third Business Day after exercise of this Warrant, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise.  If by the third Business Day after exercise, the Company fails to deliver the required number of Warrant Shares, and if after such third Business Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the exercise date and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy In.

The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.4           Shares to be Fully Paid.  The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of rights presented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto.

4.5           Company to Reaffirm Obligations.  The Company will, at the time of each exercise of this Warrant, upon the written request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation any rights to registration of the shares of Common Stock issued upon exercise) to which the Holder shall continue to be entitled after exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make a request, the failure shall not affect the continuing obligation of the Company to afford the rights to such Holder.

4.6           Cashless Exercise.  In the Holders sole discretion, at any time, this Warrant may be exercised at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

(A) = the average of the closing prices of the Common Stock over the five (5) trading days immediately preceding the date of such election, as such closing price is reported on the Bloomberg system;

(B) = the Warrant Price of this Warrant, as adjusted pursuant to Section 5 hereof; and

(X) = the number of shares of Common Stock then issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For the avoidance of doubt, this right of cashless exercise is in the sole discretion of the Holder, regardless of whether or not there is any registration statement effective for reselling the Warrant Shares effective for the Holder.

5.           Adjustments.

5.1           Splits, Subdivisions, etc.  In the event that the Company should at any time or from time to time, after the date first referenced above, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the aggregate number of shares of the Common Stock outstanding.

5.2           Combinations.  If the number of shares of Common Stock outstanding at any time after the date first referenced above is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Warrant Price shall be appropriately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

5.3           Replacement of Securities upon Reorganizations, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event (each, a “Fundamental Transaction”) shall be effected, then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such Fundamental Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Fundamental Transaction, or the corporation purchasing such assets in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Holder of this Warrant the obligation to deliver to the Holder of this Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

5.4           Purchase at Black Scholes Value. Notwithstanding the foregoing set forth in Section 5.3, in the event of the consummation of a Fundamental Transaction that is (1) an all-cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a successor entity of the Company that is a publicly traded corporation the common equity of which is not traded on a national stock exchange (as defined by the SEC), at the request of the Holder of this Warrant delivered at any time commencing on the earliest to occur of (x) the public disclosure of the Fundamental Transaction in a Current Report on Form 8-K filed with the SEC, or (y) the consummation of the Fundamental Transaction as disclosed in a Current Report on Form 8-K filed with the SEC, and through the date that is ninety (90) days after the public disclosure of the consummation of the Fundamental Transaction by the Company in a Current Report on Form 8-K filed with the SEC, the Company or the successor entity (as the case may be) shall purchase this Warrant from the Holder on the later of (i) the date of consummation of the Fundamental Transaction and (ii) the fifth trading day following the date of such request, in each case by paying to the Holder cash in an amount equal to the Black Scholes Value.

5.5           “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 5.4, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg Financial Markets (“Bloomberg”) utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the trading day immediately preceding the earlier to occur of (x) the public disclosure of the applicable Fundamental Transaction or (y) the consummation of the applicable Fundamental Transaction and ending on the Trading Day of the consummation of the Fundamental Transaction and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Warrant Price in effect on the date of the Holder’s request pursuant to Section 5.4, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 5.4 and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 5.4 if such request is prior to the date of the consummation of the applicable Fundamental Transaction, and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the public disclosure of the applicable Fundamental Transaction.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

5.6           Subsequent Equity Sales.

(a)           Except as provided in Section 5.3(b) hereof, if the Company shall issue or sell, on or before  __, 2012, any shares of Common Stock or securities convertible into Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Warrant Price shall be reduced as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Warrant Price =  (A x B) + D
          A+C

Where:

“A” equals the number of shares of Common Stock outstanding immediately preceding such Trigger Issuance;

“B” equals the Warrant Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of additional shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

 “D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance.

For the avoidance of doubt, once an adjustment has been made the Warrant Price under this Section 5.3(a), it shall remain in effect for the balance of the exercise period of this Warrant.

(b)           The provisions of Section 5.3(a) shall not apply to the issuance of any Excluded Securities.  “Excluded Securities” means any shares of capital stock of the Company issued (i) pursuant to the exercise of any options, warrants or other securities exercisable for, or convertible or exchangeable into, capital stock of the Company that are outstanding as of the initial date of this Agreement, (ii) in a public offering, (iii) under any written stock option, stock incentive, or stock appreciation plan or arrangement entered into following the date of this Agreement (including without limitation, any options granted under such plans or arrangements following the date of this Agreement, and any shares issued pursuant to the exercise of such options), or (iv) in connection with an acquisition transaction, a building or equipment lease transaction, a bank loan transaction, or strategic alliance or partnering arrangement.

5.7           Notice of Adjustments.  Upon any adjustment of the terms of this Warrant pursuant to this Section 5, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Warrant Price resulting from such adjustment and the changes, if any, in the number of Warrant Shares or kind of securities or other property purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.8           Adjustment in Number of Securities.  Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 5, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

5.9           No Fractional Shares.  No fractional shares shall be issuable upon exercise of this Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole share.

6.           Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof, and not subject to preemptive rights or other similar rights of stockholders of the Company, solely for the purpose of issuing the shares of Common Stock underlying this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the issuance or exercise thereof, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to issue the Common Stock and effect the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company’s Common Stock.  All shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued upon exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable and free from preemptive rights and free from taxes, liens and charges with respect thereto.

7.           No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

8.           Restrictions on Transfer.

8.1           Restrictive Legends.  This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 9, each certificate for Common Stock issued upon the exercise of any Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 8.  Subject to the provisions of this Section 8, each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth in this Warrant and any restrictions required under the Securities Act of 1933, as amended (the “Securities Act”).

8.2           Notice of Proposed Transfer; Opinion of Counsel.  Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), the Holder will give written notice to the Company of the Holder's intention to affect a transfer and to comply in all other respects with this Section 8.2.  Each notice: (i) shall describe the manner and basic circumstances of the proposed transfer, and (ii) shall designate counsel for the Holder.  The Holder giving notice will submit a copy thereof to the counsel designated in the notice.  The following provisions shall then apply:

(a)           If in the opinion of counsel for the Holder, which is reasonably satisfactory to the Company, the proposed transfer may be effected without registration of Restricted Securities under the Securities Act, the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.  Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 8.1 hereof.

(b)           If the opinion called for in (a) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either: (i) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 8.2 and fulfillment of the provisions of clause (a) above, or (ii) such Restricted Securities have been effectively registered under the Securities Act.

8.3           Termination of Restrictions.  The restrictions imposed by this Section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which Restricted Securities shall have been effectively registered under the Securities Act, or (b) when, in the opinion of counsel for the Holder, which is reasonably acceptable to the Company, or, alternatively, in the opinion of counsel to the Company, such restrictions are no longer required in order to insure compliance with the Act or Section 8 hereof.  Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 8.1 hereof.

9.           Ownership, Transfer and Substitution of Warrant.

9.1           Ownership of Warrant.  The Company may treat the person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 9.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary.  Subject to Section 8 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

9.2	Office; Transfer and Exchange of Warrant.

(a)           The Company will maintain its principal offices as the office where notices, presentations and demands in respect of this Warrant may be made upon it until the Company notifies the holder of this Warrant of any change of location of the office.

(b)           The Company shall cause to be kept at its office maintained pursuant to Section 9.2(a) hereof a Warrant Register for the registration and transfer of this Warrant.  The names and addresses of holders of this Warrant, the transfers thereof and the names and addresses of transferees of this Warrant shall be registered in such Warrant Register.  The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)           Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company at its expense will (subject to compliance with Section 8 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of this Warrant so surrendered.

9.3           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

10.           No Rights or Liabilities as Stockholder.  No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.  The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

11.           Notices of Record Date, etc.  In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the registered holder of this Warrant.

12.           Notices.  Any notice or other communication in connection with this Warrant shall be deemed to be given if in writing (or in the form of a facsimile) addressed as hereinafter provided and actually delivered at said address: (a) if to any Holder, at the registered address of such holder as set forth in the Warrant Register kept at the office of the Company maintained pursuant to Section 8.2(a) hereof, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 9.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 4 hereof.

13.           Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder.  The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

14.           Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)             EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

15.           Miscellaneous.  Any provision of this Warrant and the observance of any term hereof may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of greater than 50% of the outstanding Warrants and Warrant Shares, on a combined and fully diluted basis, issued to the Purchasers (as defined in the Securities Purchase Agreement).  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.  The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

16.           Registration Rights

(a)           Demand Registration Right. The Company, upon written demand (“Initial Demand Notice”) of the Holder(s) of at least 51% of the Warrant and warrants of like tenor and/or the underlying Common Stock and/or the underlying securities (“Majority Holders”), agrees to register on one occasion, all or any portion of the Common Stock and/or underlying securities requested by the Majority Holders in the Initial Demand Notice and all of the securities underlying such Warrants, including the Common Stock (collectively, the “Registrable Securities”).  On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within thirty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter.  The demand for registration may be made at any time during a period of five years beginning on the Commencement Date.  The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants of like tenor and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any one legal counsel selected by the Majority Holders to represent them in connection with the sale of the Registrable Securities, but the Holders of the Warrants of like tenor shall pay any and all underwriting commissions.  The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holders; provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company.  The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 16(a) to remain effective for a period of nine consecutive months from the effective date of such registration statement or post-effective amendment.

(b)           Piggyback Registration Right.  In addition to the demand right of registration, the Holder of this Warrants shall have the right for a period of five years commencing on the Commencement Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8); provided, however, that if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Holder to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of 90 days from the effective date of the offering, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all stockholders in such public offering during such 90 day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.

The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder shall pay any and all underwriting commissions related to the Registrable Securities.  In the event of such a proposed registration, the Company shall furnish the then Holder of outstanding Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement.  Such notice to the Holder shall continue to be given for each applicable registration statement filed (during the period in which this Warrant is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold.  The Holder of the Registrable Securities shall exercise the “piggy back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement.  The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holder of the Registrable Securities was first given the opportunity to sell all of such securities.

(c)           Damages.  Should the registration or the effectiveness thereof required by this Section 16 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Company shall, in addition to any other equitable or other relief available to the Holder, be liable for any and all incidental, special and consequential damages sustained by the Holder, including, but not limited to, the loss of any profits that might have been received by the holder upon the sale of the Warrants or the Common Stock underlying this Warrant.

(d)           Indemnification.  The Company shall indemnify the Holder of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the Holder and the Company or between the Holder and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

(e)           Rule 144.  Notwithstanding anything contained in this Section 16 to the contrary, the Company shall have no obligation pursuant to this Section 16 for the registration of Registrable Securities held by the Holder where the Holder would then be entitled to publicly sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by the Holder without any restriction or limitation, including any restriction or limitation on any purchaser.

(f)           Exercise of Warrant for Registration.  Nothing contained in this Warrant shall be construed to require the Holder to exercise this Warrant prior to or after the filing of any registration statement or the effectiveness thereof.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the date first above written.

BROADCAST INTERNATIONAL, INC.

By:
Name:
Title:

EXHIBIT A

PURCHASE FORM

To: Broadcast International, Inc.

Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to[check applicable subsection]:

________	(a)
Purchase ____________ shares of ________________ of Broadcast International, Inc. pursuant to the terms of the attached Warrant and payment of the Warrant Price per share required under such Warrant accompanies this notice;

                OR

________	(b)
Exercise the attached Warrant for [all of the shares] [______ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the cashless exercise provisions of Section 4.6 of such Warrant.

Please issue a certificate or certificates representing said shares of Broadcast International, Inc. the name of the undersigned or in such other name as is specified below:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)